EXHIBIT 23.6

                     CONSENT OF CS FIRST BOSTON CORPORATION

    We hereby consent to the inclusion as an exhibit to this Registration Statement of our letter dated September 22, 1994, to the Board of Directors of Borden, Inc. and to the references made to such letter and to the firm in the Prospectus constituting part of this Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          CS FIRST BOSTON CORPORATION

                                          By   /s/
                                             ...................................

New York, New York
November 21, 1994